Exhibit 99.1

FOR RELEASE January 15, 2019 Benefitfocus, Inc. 843-284-1052 ext. 3527 pr@benefitfocus.com

Benefitfocus Adds F5 Networks Executive & Former Microsoft Executive,

Ana White, to Board of Directors

Charleston, S.C. – January 15, 2019 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading cloud-based benefits management platform and services provider, today announced the addition of Ana White to its already distinguished Board of Directors. As a newly appointed independent director, she will also serve on the Board’s Nominating and Governance Committee (along with directors A. Lanham Napier (Chair) and Douglas A. Dennerline) and Compensation Committee (along with directors Stephen M. Swad (Chair), Douglas A. Dennerline, and Francis J. Pelzer V).

A human resources executive with expertise spanning corporate and consulting environments, White is currently Executive Vice President and Chief Human Resources Officer at global technology firm, F5 Networks (NASDAQ: FFIV). F5 delivers multi-cloud application services and enterprise-grade application security solutions for the world’s largest organizations. Prior to that, White had a nearly 20-year career at Microsoft Corporation, growing into a senior leadership position for Human Resources at Microsoft.

“Every member of the Benefitfocus Board of Directors adds a unique perspective and plays an integral role in guiding the company’s continued growth and innovation,” said Mason Holland, Executive Chairman of the Board and co-founder, Benefitfocus. “Ana’s talent in the benefits and compensation management arena are a perfect complement to our Board’s deep talents in finance, sales and technology.”

Throughout her career she has demonstrated a strong commitment to fostering organizational learning, diversity and inclusion, talent management, and ultimately, strategic business transformation on both a national and international level.

“I’ve dedicated my career to helping people and companies build the best workplace relationships possible,” White said. “This aligns with Benefitfocus’ philosophy of empowering people to make the best benefits decisions they can, as those choices have a tremendous effect on their well-being, both at work and in their personal lives.”

White also serves on the taskforce for the Seattle University Center for Science and Innovation and the board of Childhaven, an organization that works to strengthen communities and families, prevent childhood trauma and prepare children for productive lives. She holds a B.S. degree in Mathematics from Seattle University.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire U.S. benefits industry on a single technology platform to protect consumers’ health, wealth and lifestyle. Our powerful cloud-based software, data-driven insights and thoughtfully-designed services, enable employers, insurance brokers and carriers to simplify the complexity of benefits administration and deliver a world-class benefits experience. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results or performance might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to maintain our culture and recruit and retain qualified personnel; management of growth; the need to innovate and provide useful products and services; our ability to compete effectively; the immature and volatile nature of the market for our products and services; risks related to changing healthcare and other applicable regulations; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our investor relations department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Benefitfocus, Inc.

843-284-1052 ext. 3546

pr@benefitfocus.com

Investor Relations

Michael Bauer

843-284-1052 ext. 6654

michael.bauer@benefitfocus.com

SOURCE Benefitfocus, Inc.